                                                                      EXHIBIT 11

                     DOLE FOOD COMPANY, INC.
            Computations of Earnings per Common Share
                           (Unaudited)
                (in 000s, except per share amounts)




                                                        Quarter Ended
                                                  ------------------------
                                                   June 15,      June 17,
                                                     1996          1995
                                                  ----------    ----------

PRIMARY
   Income from continuing operations
     applicable to common shares                  $   63,580    $   75,855

   Income from discontinued operations
     applicable to common shares                           -         2,807
                                                  ----------    ----------
   Net income applicable to common shares         $   63,580    $   78,662
                                                  ----------    ----------
                                                  ----------    ----------

Average number of common shares outstanding
  during the period                                   60,022        59,482
    Add:
      Shares issuable upon exercise of stock
        options at average prices during the
        period                                           454           216
                                                  ----------    ----------
            Total primary shares                      60,476        59,698
                                                  ----------    ----------
                                                  ----------    ----------

Primary earnings per common share:
  Continuing operations                           $     1.05    $     1.27
  Discontinued operations                                  -           .05
                                                  ----------    ----------
  Net income                                      $     1.05    $     1.32
                                                  ----------    ----------
                                                  ----------    ----------


FULLY DILUTED
   Income from continuing operations
    applicable to common shares                   $   63,580    $   75,855

   Income from discontinued operations
    applicable to common shares                            -         2,807
                                                  ----------    ----------
   Net income applicable to common shares         $   63,580    $   78,662
                                                  ----------    ----------
                                                  ----------    ----------

  Average number of common shares outstanding
    during the period                                 60,022        59,482
      Add:
        Shares issuable upon exercise of stock
          options at higher of average prices
          or end of period prices                        630           216
                                                  ----------    ----------
            Total fully diluted shares                60,652        59,698
                                                  ----------    ----------
                                                  ----------    ----------

Fully diluted earnings per common share
  Continuing operations                           $     1.05    $     1.27
  Discontinued operations                                  -           .05
                                                  ----------    ----------
  Net income                                      $     1.05    $     1.32
                                                  ----------    ----------
                                                  ----------    ----------

                                                                      EXHIBIT 11
                                                                     (Continued)

                     DOLE FOOD COMPANY, INC.
            Computations of Earnings per Common Share
                           (Unaudited)
               (in 000s, except per share amounts)


                                                           Half Year Ended
                                                         -------------------
                                                         June 15,   June 17,
                                                           1996       1995
                                                         --------   --------

PRIMARY
  Income from continuing operations
   applicable to common shares                           $ 93,589   $100,266

  Income from discontinued operations
   applicable to common shares                                  -      2,017
                                                         --------   --------
  Net income applicable to common shares                 $ 93,589   $102,283
                                                         --------   --------
                                                         --------   --------

  Average number of common shares outstanding
    during the period                                      59,956     59,481
  Add:
    Shares issuable upon exercise of stock
      options at average prices during the
      period                                                  437        224
                                                         --------   --------
        Total primary shares                               60,393     59,705
                                                         --------   --------
                                                         --------   --------

Primary earnings per common share:
  Continuing operations                                  $   1.55   $   1.68
  Discontinued operations                                       -        .03
                                                         --------   --------
  Net income                                             $   1.55   $   1.71
                                                         --------   --------
                                                         --------   --------


FULLY DILUTED
  Income from continuing operations
   applicable to common shares                           $ 93,589   $100,266

  Income from discontinued operations
   applicable to common shares                                  -      2,017
                                                         --------   --------
  Net income applicable to common shares                 $ 93,589   $102,283
                                                         --------   --------
                                                         --------   --------

  Average number of common shares outstanding
    during the period                                      59,956     59,481
    Add:
      Shares issuable upon exercise of stock
        options at higher of average prices
        or end of period prices                               630        245
                                                         --------   --------
        Total fully diluted shares                         60,586     59,726
                                                         --------   --------
                                                         --------   --------

Fully diluted earnings per common share
  Continuing operations                                  $   1.54   $   1.68
  Discontinued operations                                       -        .03
                                                         --------   --------
  Net income                                             $   1.54   $   1.71
                                                         --------   --------
                                                         --------   --------

                                     -14-